Exhibit 99.1


                Ciena Reports Fiscal Second Quarter 2006 Results;
          Delivers Continued Gross Margin Improvement and Ninth Quarter
                          of Sequential Revenue Growth


    LINTHICUM, Md.--(BUSINESS WIRE)--June 1, 2006--Ciena(R) Corporation (NASDAQ:CIEN), the network specialist, today announced results for its fiscal second quarter 2006 ending April 30, 2006. Revenue for the second quarter totaled $131.2 million, representing a 8.9% sequential increase from fiscal first quarter revenue of $120.4 million, and an increase of 26.3% over the same period a year ago when the Company reported sales of $103.8 million. For the six months ending April 30, 2006, Ciena reported revenue of $251.7 million, representing an increase of 26.7% over revenue of $198.6 million for the same six-month year-ago period.
    "With persistent focus on executing our network specialist strategy, we've been able to achieve the important milestone of profitability on an as-adjusted basis in our fiscal second quarter and are nearing breakeven on a GAAP basis while at the same time delivering the industry-leading vision, functionality and service Ciena's customers have come to expect," said Gary Smith, Ciena CEO and president. "In addition to solid revenue growth, our fiscal second quarter results benefited from continued gross margin improvement resulting from our ongoing product and manufacturing-related cost reductions as well as a favorable product mix in the quarter."
    On the basis of generally accepted accounting principles (GAAP), Ciena's net loss for the fiscal second quarter 2006 was $1.9 million, or a net loss of $0.00 per share. This compares with a reported GAAP net loss of $74.8 million, or a net loss of $0.13 per share, for the same period a year ago. For the six-month period ended April 30, 2006, Ciena's reported GAAP net loss was $8.2 million, or a net loss of $0.01 per share. This compares to a GAAP net loss of $131.8 million, or a net loss of $0.23 per share, for the same six-month year-ago period.
    Ciena's GAAP results for its fiscal second quarter 2006 include $4.0 million of share-based compensation expense related to equity based awards in accordance with Statement of Financial Accounting Standards (SFAS) No. 123R, adopted by Ciena on November 1, 2005. Fiscal year 2005's GAAP results do not include the impact of SFAS 123R.

    Non-GAAP Presentation of Quarterly Results

    In evaluating the operating performance of its business, Ciena's management excludes certain charges and credits that are required by GAAP. These items, which are identified in the table that follows (in thousands except per share data), share one or more of the following characteristics: they are unusual, and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control.



                                              Quarter       Quarter
                                               Ended         Ended
                                           Apr. 30, 2005 Apr. 30, 2006
                                           ------------- -------------
Stock compensation product                 $          -  $        375
Stock compensation services                           -           205
Stock compensation research and
 development                                        842         1,421
Stock compensation sales and marketing            2,447           948
Stock compensation general and
 administrative                                     192         1,007
Amortization of intangible assets                10,204         6,295
Restructuring costs                               9,765         3,014
Long-lived asset impairments                        (25)           (3)
Recovery of doubtful accounts, net                    -          (247)
Loss (gain) on lease settlement                       -        (5,628)
Loss (gain) on equity investments, net            7,300             -
Loss (gain) on extinguishment of debt                 -          (362)
Income tax adjustment                            15,723        (1,550)
                                           ------------- -------------
Total adjustments                          $     46,448  $      5,475
                                           ============= =============

GAAP net loss                              $    (74,807) $     (1,910)
Adjustment for items above                       46,448         5,475
                                           ------------- -------------
Adjusted (non-GAAP) net (loss) income      $    (28,359) $      3,565
                                           ============= =============
Weighted average basic common shares
 outstanding                                    573,569       584,625
Weighted average basic common and dilutive
 potential common shares outstanding            573,569       612,202

Adjusted (non-GAAP) net (loss) income per
 share                                     $      (0.05) $       0.01


    Adjusting Ciena's fiscal second quarter 2006 GAAP net loss of $1.9 million for the items noted above would have the effect of moving the Company's quarterly results from a net loss of $1.9 million to net income of $3.6 million. Likewise adjusting the fiscal second quarter's per share results and using the higher weighted average basic common and dilutive potential common shares outstanding share count of 612.2 million instead of the basic share count of 584.6 million due to the transition from as-adjusted net loss to as-adjusted net income, would bring the Company's GAAP net loss per share of $0.00 to as-adjusted net income of $0.01 per share.
    To aid investor's understanding of Ciena's results and the effect of SFAS 123R-related share-based compensation expenses, the following table summarizes the presentations of Ciena's financial results covered in this press release for both the Company's fiscal second quarter 2005 and fiscal second quarter 2006.
    Periods prior to the Company's fiscal first quarter 2006 have not been restated to reflect, and do not include, the impact of SFAS 123R. Prior periods do include share-based compensation expense recognized in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," as interpreted by Financial Accounting Standards Board (FASB) Interpretation (FIN) No. 44.



                                (in thousands except per share data)
                                   Q2 2005              Q2 2006
                                Net    Net Income    Net    Net Income
                              Income     (Loss)    Income     (Loss)
                              (Loss)   per Share   (Loss)   per Share
                             --------- ---------- --------- ----------
GAAP
----
1. GAAP results as reported  $(74,807) $   (0.13) $ (1,910) $   (0.00)
                             ========= ========== ========= ==========
Non-GAAP
--------
1. GAAP results less SFAS
    123R-related share-
    based compensation
    expense                       N/A        N/A  $  2,046  $    0.00
                                                  ========= ==========
2. GAAP results less APB
    25-related share-based
    compensation expense     $(71,326) $   (0.12)      N/A        N/A
                             ========= ==========
3. As-adjusted results
    (excludes SFAS 123R
    and APB 25-related
    share-based
    compensation expense
    and other items as
    defined in previous
    table)                   $(28,359) $   (0.05) $  3,565  $    0.01
                             ========= ========== ========= ==========


    Second Quarter 2006 Performance Highlights

    -- Delivered sequential revenue growth of 8.9% and year-over-year revenue growth of 26.3%.

    -- As a result of ongoing product- and manufacturing-related cost reductions and favorable product mix in the quarter, delivered overall gross margin of 48.0%, an improvement of more than 600 basis points from fiscal first quarter gross margin of 41.9%.

    --  On April 10, 2006, completed a public offering of 0.25%
        Convertible Senior Notes due May 1, 2013, in aggregate principal amount of $300 million.

    -- Ended the fiscal second quarter 2006 with cash and short- and long-term investments of $1.2 billion.

    Second Quarter 2006 Customer and Product Highlights

    -- Announced that CoreStream(TM) Agility Optical Transmission System had been selected for deployment in Telefonos de Mexico S.A. de C.V.'s (TELMEX) nationwide long-distance network, adding to Ciena's existing presence in the TELMEX long-distance network, where for several years, Ciena's
        CoreDirector(R) multiservice switch has been deployed.

    -- Participated in a public, multi-vendor MPLS interoperability demonstration at the MPLS World Congress with the DN 7000(TM) series multiservice edge switches, demonstrating interoperability of several MPLS standards implemented to deliver protected quality of service-enabled converged residential and business services.

    -- With a steady increase in the adoption of Ciena's FlexSelect(TM) Architecture among healthcare organizations, including UC Davis Medical Center, Trinity Health (Novi, Mich.), and The Children's Hospital in Denver, Ciena announced its membership in the Healthcare Information and Management Systems Society (HIMSS).

    -- Teamed with Brocade to provide fully-tested Storage Area Network (SAN) solutions over Metro and Wide Area Networks using Ciena's CN 4200(TM) FlexSelect Advanced Services Platform and its CN 2000(TM) Storage Extension Platform.

    -- Announced Cox Communications, a multiservice broadband company with more than 6.7 million customers, had certified Ciena's CN 4200 FlexSelect Advanced Services Platform for deployment in its metro and regional networks to support the aggregation and transport of residential voice, video and data services, as well as business services.

    -- Named preferred supplier of 10 Gigabit Ethernet (10GbE) dense wavelength division multiplexing (DWDM) and SDH transport and switching equipment by GlobalConnect, a Denmark-based telecom infrastructure provider.

    Business Outlook

    "We continue to see indications that underlying demand drivers like high-speed broadband access, wireless, and video are fueling the need for capacity growth and a transition to next-generation networks," said Smith. "We believe our role as the network specialist and our practical vision for network migration, whether from TDM to Ethernet, 2G to 3G, or Internet broadband to Triple Play, positions Ciena to benefit from these market dynamics."
    "We expect market demand will enable us to accelerate our revenue growth in the second half of our fiscal year compared to the first half," said Smith. "On a sequential basis, we expect our fiscal third quarter revenue will increase in a range of between 7% to 10% sequentially from our fiscal second quarter revenue."

    Live Web Broadcast of Fiscal Second Quarter Results

    Ciena will host a discussion of its fiscal second quarter results with investors and financial analysts today, Thursday, June 1, 2006 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena's homepage at www.ciena.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at: http://www.ciena.com/investors/investors.htm.

    NOTE TO INVESTORS

    This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof; and Ciena's actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Report on Form 10-Q filed with the Securities and Exchange Commission on March 3, 2006. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: we continue to see indications that underlying demand drivers like high speed broadband access, wireless, and video are fueling the need for capacity growth and a transition to next-generation networks; we believe our role as the network specialist and our practical vision for network migration, whether from TDM to Ethernet, 2G to 3G, or Internet broadband to Triple Play, positions Ciena to benefit from these market dynamics; we expect market demand will enable us to accelerate our revenue growth in the second half of our fiscal year compared to the first half; and on a sequential basis, we expect our fiscal third quarter revenue will increase in a range of between 7% to 10% sequentially from our fiscal second quarter revenue. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.


    (Consolidated Balance Sheets, Statement of Operations and Cash
                             Flows follow)

                          CIENA CORPORATION
                     CONSOLIDATED BALANCE SHEETS
                  (in thousands, except share data)

ASSETS                                                     (unaudited)
                                               October 31,  April 30,
Current assets:                                   2005        2006
                                               ----------- -----------
  Cash and cash equivalents                    $  358,012  $  656,223
  Short-term investments                          579,531     433,488
  Accounts receivable, net                         72,786      76,599
  Inventories, net                                 49,333      79,076
  Prepaid expenses and other                       37,867      40,521
                                               ----------- -----------
    Total current assets                        1,097,529   1,285,907
Long-term investments                             155,944     133,019
Equipment, furniture and fixtures, net             28,090      26,908
Goodwill                                          232,015     232,015
Other intangible assets, net                      120,324     105,799
Other long-term assets                             41,327      36,490
                                               ----------- -----------
  Total assets                                 $1,675,229  $1,820,138
                                               =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                             $   43,868  $   41,893
  Accrued liabilities                              76,491      67,972
  Restructuring liabilities                        15,492       9,218
  Unfavorable lease commitments                     9,011       8,910
  Income taxes payable                              5,785       5,652
  Deferred revenue                                 27,817      42,040
                                               ----------- -----------
    Total current liabilities                     178,464     175,685
Long-term deferred revenue                         15,701      16,790
Long-term restructuring liabilities                54,285      21,668
Long-term unfavorable lease commitments            41,364      36,920
Other long-term obligations                         1,296       2,035
Convertible notes payable                         648,752     842,262
                                               ----------- -----------
    Total liabilities                             939,862   1,095,360
                                               ----------- -----------
Commitments and contingencies
Stockholders' equity:
  Preferred stock - par value $0.01;
   20,000,000 shares authorized; zero shares
   issued and outstanding                               -           -
  Common stock - par value $0.01; 980,000,000
   shares authorized; 580,340,947 and
   587,644,732 shares issued and outstanding        5,803       5,876
  Additional paid-in capital                    5,489,613   5,483,086
  Deferred stock compensation                      (2,286)          -
  Changes in unrealized gains on investments,
   net                                             (4,673)     (2,866)
  Translation adjustment                             (495)       (522)
  Accumulated deficit                          (4,752,595) (4,760,796)
                                               ----------- -----------
    Total stockholders' equity                    735,367     724,778
                                               ----------- -----------
  Total liabilities and stockholders' equity   $1,675,229  $1,820,138
                                               =========== ===========


                          CIENA CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)
                             (unaudited)

                               Quarter Ended       Six Months Ended
                                 April 30,             April 30,
                           --------------------- ---------------------
                              2005       2006       2005       2006
                           ---------- ---------- ---------- ----------
Revenues:
  Products                 $  91,618  $ 117,208  $ 173,918  $ 223,149
  Services                    12,228     13,967     24,676     28,456
                           ---------- ---------- ---------- ----------
Total revenue                103,846    131,175    198,594    251,605
                           ---------- ---------- ---------- ----------

Costs:
  Products                    65,843     58,957    126,691    119,356
  Services                    10,837      9,312     20,506     18,888
                           ---------- ---------- ---------- ----------
Total cost of goods sold      76,680     68,269    147,197    138,244
                           ---------- ---------- ---------- ----------
  Gross profit                27,166     62,906     51,397    113,361
                           ---------- ---------- ---------- ----------
Operating expenses:
  Research and development    35,608     28,856     70,270     58,318
  Selling and marketing       29,648     26,657     56,488     53,229
  General and
   administrative              8,894     11,246     16,550     21,142
  Amortization of
   intangible assets          10,204      6,295     20,615     12,590
  Restructuring costs          9,765      3,014     10,890      5,029
  Long-lived asset
   impairments                   (25)        (3)       159         (6)
  Recovery of doubtful
   accounts, net                   -       (247)         -     (2,851)
  Gain on lease settlement         -     (5,628)         -    (11,648)
                           ---------- ---------- ---------- ----------
    Total operating
     expenses                 94,094     70,190    174,972    135,803
                           ---------- ---------- ---------- ----------
Loss from operations         (66,928)    (7,284)  (123,575)   (22,442)
Interest and other income,
 net                           7,103     11,197     14,536     20,459
Interest expense              (7,230)    (5,815)   (14,456)   (11,868)
Gain (loss) on equity
 investments, net             (7,300)         -     (7,278)      (733)
Gain on extinguishment of
 debt                              -        362          -      7,052
                           ---------- ---------- ---------- ----------
Loss before income taxes     (74,355)    (1,540)  (130,773)    (7,532)
Provision for income taxes       452        370      1,029        669
                           ---------- ---------- ---------- ----------
Net loss                   $ (74,807) $  (1,910) $(131,802) $  (8,201)
                           ========== ========== ========== ==========
Basic and diluted net loss
 per common share and
 dilutive potential common
 share                     $   (0.13) $   (0.00) $   (0.23) $   (0.01)
                           ========== ========== ========== ==========
Weighted average basic
 common and dilutive
 potential common shares
 outstanding                 573,569    584,625    572,674    582,759
                           ========== ========== ========== ==========


                          CIENA CORPORATION
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                             (unaudited)

                                                   Six Months Ended
                                                       April 30,
                                                 ---------------------
                                                    2005       2006
                                                 ---------- ----------
Cash flows from operating activities:
  Net loss                                       $(131,802) $  (8,201)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
  Early extinguishment of debt                           -     (7,052)
  Amortization of premium on marketable
   securities                                        9,265      1,955
  Non-cash loss from equity investments                159        733
  Non-cash impairment of long-lived assets           7,278          -
  Depreciation and amortization of leasehold
   improvements                                     16,292      9,691
  Stock compensation                                 5,528      8,118
  Amortization of intangibles                       22,549     14,525
  Provision for inventory excess and
   obsolescence                                      2,695      4,376
  Provision for warranty and other contractual
   obligations                                       5,802      6,815
  Other                                              1,510      1,280
  Changes in assets and liabilities:
    Accounts receivable                            (20,604)    (3,813)
    Inventories                                       (570)   (34,119)
    Prepaid expenses and other                         598      5,264
    Accounts payable, accrued liabilities and
     other obligations                              (8,437)   (60,318)
    Income taxes payable                               815       (133)
    Deferred revenue                                 9,014     15,312
                                                 ---------- ----------
Net cash used in operating activities              (79,908)   (45,567)
                                                 ---------- ----------
Cash flows from investing activities:
  Additions to equipment, furniture, fixtures
   and intellectual property                        (6,457)    (8,531)
  Proceeds from sale of equipment, furniture and
   fixtures                                            239          -
  Restricted cash                                     (690)     1,837
  Purchases of available for sale securities      (316,529)  (130,837)
  Maturities of available for sale securities      453,050    299,657
  Minority equity investments, net                  (2,043)         -
                                                 ---------- ----------
Net cash provided by investing activities          127,570    162,126
                                                 ---------- ----------
Cash flows from financing activities:
  Proceeds from issuance of 0.25% convertible
   senior notes payable                                  -    300,000
  Repurchase of 3.75% convertible notes payable          -    (98,410)
  Debt issuance costs                                    -     (7,652)
  Purchase of call spread option                         -    (28,457)
  Proceeds from issuance of common stock             4,799     16,171
  Repayment of notes receivable from
   stockholders                                         48          -
                                                 ---------- ----------
Net cash provided by financing activities            4,847    181,652
                                                 ---------- ----------
Net increase in cash and cash equivalents           52,509    298,211
Cash and cash equivalents at beginning of period   185,868    358,012
                                                 ---------- ----------
Cash and cash equivalents at end of period       $ 238,377  $ 656,223
                                                 ========== ==========


    Appendix A

    The adjustments management makes in analyzing Ciena's second quarter 2006 GAAP results are as follows:

    -- Stock compensation costs - As of November 1, 2005, Ciena adopted SFAS 123R. In accordance with the modified prospective application transition method, Ciena's consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123R. Prior periods do include share-based compensation expense recognized in accordance with APB 25 as interpreted by FASB Interpretation (FIN) No. 44.

    -- Amortization of intangible assets - a non-cash expense arising from acquisitions of intangible assets, principally developed technology, which Ciena is required to amortize over its expected useful life and which the Company feels is not reflective of its ongoing operating costs.

    -- Restructuring costs - non-recurring charges incurred as the result of reducing the size of the Company's operations to align its resources with the reduced size of the telecommunications market as well as the result of targeting new segment opportunities within the overall market, which the Company feels are not reflective of its ongoing operating costs.

    -- Long-lived asset impairments - non-recurring charges, incurred as a result of excess equipment classified as held for sale which the Company feels are not reflective of its ongoing operating costs.

    -- Recovery of doubtful accounts - a non-recurring charge unrelated to normal operations resulting from the recovery of an amount that was previously written off.

    -- Gain on lease settlement - a non-recurring charge unrelated to normal operations resulting from termination of obligations under a lease for an unused facility.

    -- (Gain) loss on equity investments, net - a non-recurring loss or gain related to changes in the value of the Company's equity investments which the Company feels is not reflective of its ongoing operating costs.

    -- Gain on extinguishment of debt - a non-recurring gain related to the early extinguishment of outstanding debt.

    -- Income tax adjustment net loss - the income tax charge or benefit on the adjusted net loss or income, which is a necessary adjustment for consistency. The Company currently has a full valuation allowance for GAAP reporting purposes and accordingly does not recognize a tax benefit for losses generated.

    About Ciena

    Ciena Corporation is the network specialist, focused on expanding the possibilities for its customers' networks while reducing their cost of ownership. The Company's systems, software and services target and cure specific network pain points so that telcos, cable operators, governments and enterprises can best exploit the new applications that are driving their businesses forward. For more information, visit www.ciena.com.



    CONTACT: Ciena Corporation
             Press Contact:
             Nicole Anderson, 410-694-5786
             pr@ciena.com
                 or
             Investor Contact:
             Jessica Towns, 888-243-6223
             ir@ciena.com